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                                                                   EXHIBIT 99.1

[RAINDANCE LOGO]                        Press Release



Media Contacts:
Anne Greenhaw                           Michelle Hellyar
Evoke Communications                    Corporate Technology Communications
800-878-7326 ext. 2805                  for Evoke Communications
agreenhaw@evoke.com                     312-224-9217
                                        mhellyar@ctcomm.com


Investor Contact:
Christie Farin
Evoke Communications
303-928-2820
cfarin@evoke.com


            EVOKE COMMUNICATIONS TO BECOME RAINDANCE COMMUNICATIONS



LOUISVILLE, Colo., May 15, 2001 -- Evoke Communications Inc., a leading provider of virtual meeting services, has changed its name to Raindance Communications, Inc.

     The Raindance name and symbol will be introduced during a phase-in period through July, during which time both Raindance and Evoke Communications will be used on the company's Web site (www.raindance.com or www.evoke.com) and in certain other communications.

     The company will also change its ticker symbol from EVOK to RNDC, which will become effective when the market opens on Thursday May 17, 2001.

     As previously announced, the name change reflects a settlement agreement reached in January with Evoke Software of San Francisco over the use of the trademark "Evoke."

     "We embarked on an extensive search to come up with a name that would speak to the company's mission," said Paul Berberian, president and chief executive officer. "Raindance is an inviting symbol of how we harness the collective energy of a group of people. We allow workgroups to spontaneously come together over the phone and Web to share ideas and make things happen."
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     "As Raindance, we will continue to offer reliable and inexpensive phone and
Web conferencing services that appeal to our customers. We are also continually exploring new ways to make virtual meetings even more productive," Berberian added.

     A Hundred Monkeys, a Sausalito, Calif., naming and branding firm, developed the new name and identity.

About Raindance Communications (formerly Evoke Communications)

Raindance Communications is a leading provider of virtual meeting services, offering simple, reliable tools that enable online meetings and events. The company's interactive services include automated phone conferencing, Webconferencing for online presentations and controls, and Collaboration, which allows users to tour the Web and share applications, including whiteboard functions. From a simple conference call to fully collaborative online meetings, Raindance harnesses the collective energy of a group of people, increasing user productivity. The company's proprietary architecture integrates leading-edge technologies into a single convergent communications platform that has been selected by leading businesses to increase productivity and strengthen business relationships. For more information visit www.evoke.com or call 800.878.7326.


                                    # # # #


This release contains forward-looking statements, including expectations regarding future company performance. These statements are subject to risks and uncertainties, which could cause future events to differ materially. These risks and uncertainties include the ability of Raindance Communications (formerly Evoke Communications) to successfully integrate its services, possible development or marketing delays with its services, competition from presently existing and new competitors, and the acceptance by the market of these services. Additional information concerning factors that could cause actual results to differ materially from those contained in the forward-looking statements can be found in Raindance Communications filings with the Securities and Exchange Commission. Copies of filings made with the SEC are available through the SEC's electronic data gather analysis and retrieval system (EDGAR) at www.sec.gov. Raindance Communications assumes no obligation to update the forward-looking statements included in this document.

Raindance and Raindance Communications are trademarks of Raindance Communications Inc.